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                                                                    EXHIBIT 23.1



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Equity Participation Incentive Plan and the Registration Statement (Form S-8) pertaining to the Management Incentive Plan of Pet Quarters, Inc. of our report dated October 8, 2001, with respect to the consolidated financial statements of Pet Quarters, Inc. included in the Annual Report (Form 10-KSB) for the year ended June 30, 2001.


                                            /s/ ERNST & YOUNG LLP



Little Rock, Arkansas
October 8, 2001